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                                                                    EXHIBIT 10.8

                                    AGREEMENT


         THIS STRATEGIC ALLIANCE AGREEMENT (the "Agreement") is entered into as of the _____ day of November, 1997, by and between REGISTRY MAGIC CORPORATION (hereinafter "Registry"), a Florida corporation with its principal offices at One South Ocean Boulevard, Suite 206, Boca Raton, Florida 33432 and PHONE INTERACTIVE CORP. (hereinafter "Phone Interactive"), a Florida corporation with offices at 600 S. Dixie Highway, Suite 210, Boca Raton, Florida 33432.

                              W I T N E S S E T H:

         WHEREAS, Phone Interactive is engaged in the telephone service bureau business and possesses both the requisite technical capabilities and telecommunications equipment that enables its customers, among other communications services, the ability to call receive multiple inbound calls from #800 and #900 lines, process responses to automated prompts and/or re-direct such calls to other third parties through its switching system; and,

         WHEREAS, Registry is engaged in automated speech recognition business and possesses the requisite technical capabilities, personnel and equipment that enables its customers, among other communications services, to provide automated operator services through its Virtual Operator product, and automated voice dialing services through its MagicDialing product; and,

         WHEREAS, Phone Interactive and Registry desire, from time to time, to refer marketing and sales leads to each other, and/or jointly cooperate in offering certain industry solutions (hereinafter "Alliances") by combining their respective services in accordance with the terms of this Agreement and the supplements to this Agreement (hereinafter "Alliance Supplements") entered into from time to time.

         NOW, THEREFORE, in consideration of the foregoing premises and the promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Registry and Phone Interactive, intending to be legally bound, hereby agree as follows:

SECTION 1.  BUSINESS GOALS

         (a) Establishing a flexible, reliable product development and service delivery process to ensure timely delivery of defect-free services in quantities consistent with the up-to-the-minute needs of the marketplace.




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         (b)      Achieving continuous total-cost reductions through improved production, management, staffing, and administrative efficiencies and design improvements.

         (c) Allowing a reasonable return for work done by both parties while reducing both parties' costs and increasing value to the customer. Cost savings achieved by improved design, procedures, and materials will be reflected by price adjustments.

         (d) Establishing an aggressive lead-time reduction plan for continuous reduction in engineering, production, and purchase lead time.

         (e) Adopting and using communication and documentation procedures and formats (including fax and E-mail) compatible with each company's development, logistics, and systems strategy to save time and avoid unnecessary paperwork.

         (f) Working with our suppliers and service contractors to obtain constant improvement in their processes to meet our mutual goals.

         (g) Providing technical documentation and technical assistance as reasonably required to assist each other to perform their duties reliably and on time.

         (h) Working together on long-term development and marketing strategies to increase product and service sales volumes.

         (i) Meeting at least once every month to review, on both a general and a specific basis, the mutual progress and results against these stated goals.

SECTION 2.  PROCEDURES

         2.1 The specific terms and conditions of each Alliance Supplement will be in writing, signed by each party hereto or electronically transmitted with authorized identification. A guideline for each Alliance Supplement is attached hereto as Exhibit A. In the absence of conformity with Exhibit A, each Alliance Supplement will contain at a minimum the following:

         (a) Scope of work, including responsibilities of each party. Where appropriate, the parties may agree to refer to Specifications for work and deliverable content.

         (b) Terms of reimbursement of materials and/or labor, if applicable.

         (c)      Pricing of Alliance Offering.


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         (d)      Quantity and delivery commitments.

         (e)      Loans or sharing of equipment of facilities.

         (f)      Division of fixed and variable costs.

         (g)      Payment terms and division of revenues

         (h) The lead party in the transaction (such as, but not limited to, lead contracting party, focal point for billing and collection, and lead support function).

         2.2 Alliance Supplement, once issued and accepted, will represent the binding commitment of both parties to perform the work indicated therein, unless or until terminated or changed by mutual agreement. Both parties understand that neither is obligated by this Agreement to issue or accept Alliance Supplements.

         2.3 Except as specifically agreed and stated in a binding Alliance Supplement, each party will be responsible for its own costs and expenses.

         2.4 Each party will be responsible for obtaining from third parties any Intellectual Property Rights necessary to complete its performance; to the extent that products or services are required to be provided by either party, that party shall be responsible for having and providing the Intellectual Property Rights needed for the contemplated use or sale of those products or services.

         2.5 Intellectual Property Rights of the parties relating to any joint works shall be defined in each Alliance Supplement.

         2.6 Each party agrees to comply with all applicable federal, state, and local laws, regulations, and ordinance, including, without limitation, U.S. laws relating to the export of technical data, machines, and commodities insofar as they relate to the activities to be performed under this Agreement.

SECTION 3.  CONFIDENTIALITY

         3.1 The term "Confidential Information" shall mean any and all proprietary information belonging to any disclosing party, whether tangible or intangible, written or oral, including, without limitation, any data, products, inventions, patents, copyrights or trademarks (or any application therefor), know how, process technique, marketing materials, layouts and campaigns, books and records, financial information, computer software and files, and lists of (and information concerning) customers, suppliers, vendors, contractors and other business relationships. Each of the parties hereto is a "Disclosing Party" to the extent it provides Confidential Information to the other, as well


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as a "Non-Disclosing Party" to the extent it receives Confidential Information from the other.

         3.2 The term "Trade Secret" shall mean any information, which may not otherwise be considered Confidential Information, including a formula, pattern, compilation, program, device, method, technique, or process that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         3.3 Registry and Phone Interactive acknowledge that in performing their respective obligations under this Agreement they may have access to the Trade Secrets and Confidential Information of the other. Registry and Phone Interactive each agree that (i) during the term of this Agreement and for so long as the relevant information remains a Trade Secret of the disclosing party, it will not use, copy of disclose, or permit any unauthorized person (which includes any employee of Registry or Phone Interactive unless such use or disclosure is for purposes specifically related to its respective obligations hereunder and who is subject to the security and control of Registry or Phone Interactive, as the case may be) access to, any Trade Secrets of the other party except for that which is required in performing its obligations under this Agreement, or (ii) during the term of this Agreement or for a period of three years after the termination of this Agreement it will not use, copy, disclose, or permit any unauthorized person access to, any Confidential Information of the other except in connection with its obligations hereunder. Registry and Phone Interactive shall take all appropriate action, whether by instruction, agreement or otherwise to ensure the protection, security, and confidentiality of the other's Trade Secrets and Confidential Information, and to satisfy their respective obligations under this Section 3.3. Any data or other materials owned by a Disclosing Party which it furnishes for use by the Non-Disclosing Party in connection with the obligations under this Agreement, including other Trade Secrets and Confidential Information, shall remain the sole property of the Disclosing Party, shall be held in confidence by the Non-Disclosing Party in accordance with the provisions of this Section 3.3, and shall be returned to the Disclosing Party or destroyed by the Non-Disclosing Party and certified as destroyed to the Disclosing Party upon termination of this Agreement.

         3.4 For purposes of this Agreement, Confidential Information shall not include, and the obligations provided hereunder shall not apply to, information that: (a) is now or subsequently becomes generally available to the public through no fault of the Non-Disclosing Party; (b) the Non-Disclosing Party can demonstrate was rightfully in its possession prior to disclosure by the Disclosing Party; (c) is independently developed by the Non-Disclosing Party without the use of any Confidential Information provided by the Disclosing Party; (d) Non-Disclosing Party rightfully obtained or obtains from a third party who has the right, without obligation to the Disclosing Party, to transfer or disclose


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such information; (e) is released or approved for release by the other
Disclosing Party without restriction.

         3.5 In the event that either party is requested in any court or governmental proceeding, or required in connection with any court or governmental filing, to disclose any Confidential Information furnished to it by the other party hereto, then the Non-Disclosing Party shall give the Disclosing Party notice of such request as promptly and as reasonably feasible (but in any event within three business days from the receipt by the non-disclosing party of any such request for information), so that the Disclosing Party may seek an appropriate protective order. If, in the absence of a protective order, the non-disclosing party (or affiliate, employee, agent or representative thereof) may nonetheless be compelled to disclose any Confidential Information, it may disclose such Confidential Information without liability hereunder, and such disclosure will not be deemed to constitute a breach or other violation of any provision of this Agreement.

SECTION 4.  NOTICES

         Any notice under this Agreement shall be deemed given if sent by courier, facsimile or mail, directed to the principal contact of the party being notified. The contacts for purposes of all work and business between the parties concerning this Agreement and all notices required or permitted hereunder shall be:

For Registry:

Principal Contact:  Walt Nawrocki
                    Business Phone:                   561-367-0408
                                                      (Fax: 561-367-0608)
                    Business Mailing Address:         Registry Magic, Inc.
                                                      One S. Ocean Boulevard
                                                      Suite 206
                                                      Boca Raton, Florida  33432

For Phone Interactive:

Principal Contact:  Kurt Draxl
                    Business Phone:                   561-391-9351
                                                      (Fax 561-391-4147)
                    Business Mailing Address:         Phone Interactive, Inc.
                                                      600 S. Dixie Highway
                                                      Suite 202
                                                      Boca Raton, Florida  33432



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SECTION 5.  TERM AND TERMINATION

         This Agreement is effective as of the date first set forth above, and shall continue for a period of one (1) year (the "Initial Term"), or until:

         (a) Expiration of Agreement Renewal. This Agreement shall automatically renew for one (1) year terms upon expiration of the Initial Term. In the event that either party determines that it will not exercise its option to renew this Agreement for any renewal term, such party shall provide the other with no less than sixty (60) days prior written notice of such non-renewal.

         (b) Termination by Phone Interactive. Phone Interactive shall have the right but not the obligation to terminate this Agreement if Registry: (i) fails to pay, in full, when due any amounts for which it is obligated to pay hereunder, provided that Phone Interactive has given Registry thirty (30) days prior written notice of such non-payment and the Registry has failed to make such payment during said thirty (30) day period; or
                  (ii) fails, is unable or refuses to perform any of the Registry's material obligations under this Agreement, unless within thirty (30) days after receipt of written notice of such default, Registry remedies the default; or (iii) becomes insolvent or commits any act of bankruptcy, or a petition for involuntary bankruptcy is filed against Registry, or Registry makes a general assignment for the benefit of creditors under the bankruptcy or insolvency laws.

         (c) Termination by Registry. Registry shall have the right but not the obligation to terminate this Agreement if Phone
                  Interactive: (i) fails to pay, in full, when due any amounts for which it is obligated to pay hereunder, provided that Registry has given Phone Interactive thirty (30) days prior written notice of such non-payment and Phone Interactive has failed to make such payment during said thirty (30) day period; or (ii) fails, is unable or refuses to perform any of Phone Interactive's material obligations under this Agreement, unless within thirty (30) days after receipt of written notice of such default, Phone Interactive remedies the default; or
                  (iii) becomes insolvent or commits any act of bankruptcy, or a petition for involuntary bankruptcy is filed against Phone Interactive, or Phone Interactive makes a general assignment for the benefit of creditors under the bankruptcy or insolvency laws.

SECTION 6.  CONSEQUENCES OF TERMINATION

         6.1 Upon any termination of this Agreement, payment shall remain due for services rendered prior to the effective date of this Agreement's termination, and


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thereafter all obligations of each party to the other shall cease; however, notwithstanding any such termination, the provisions of Section 3 shall remain in effect.

         6.2 Alliance Supplements, if any, may contain addition terms relating to termination and consequences of termination.

SECTION 7.  LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, OR INTERRUPTION OF BUSINESS, OR FOR ACTS OF NEGLIGENCE THAT ARE NOT INTENTIONAL IN NATURE, WHETHER SUCH ALLEGED DAMAGES ARE ALLEGED IN TORT, CONTRACT OR INDEMNITY, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 8.  MISCELLANEOUS

         8.1 Force Majeure. Either party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; provided that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

         8.2 Agency. No agency, partnership, or other joint relationship is created by this Agreement. None of the parties hereto has any authority of any kind to bind any other party hereto in any respect whatsoever, nor shall any party hereto act or attempt to act, or represent itself, directly or by implication, as an agent of the other party hereto or in any manner assume or create, any obligation on the behalf of or in the name of any of the other party.

         8.3 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof will not in any way be affected or impaired, provided that the material terms and intent of this Agreement remain unaffected or unimpaired.

         8.4 Multiple Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties.

         8.5 Section Headings. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.



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         8.6  No Waiver. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained.

         8.7 Remedies. The remedies hereunder shall be cumulative and not alternative and not alternatives; the election of one remedy for a breach shall not preclude pursuit of other remedies.

         8.8 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by and enforced in accordance with the internal laws, and not the law of conflicts, of the State of Florida applicable to all agreements made and to be performed in such state. The parties hereto agree that all actions and proceedings relating directly or indirectly hereto shall be litigated in any state court or federal court located in Palm Beach County, and the parties hereto expressly consent to the jurisdiction of any such courts and to venue therein. In the event of any litigation arising out of a breach of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs.

         8.9 Entire Agreement. This Agreement and the exhibits attached hereto, constitute the entire agreement between the parties. No change, waiver, or discharge hereof shall be valid unless it is in writing and is executed by the party against whom such change, waiver, or discharge is sought to be enforced.

         8.10 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         8.11 No Assignment. Neither party shall assign or transfer this Agreement or any obligation incurred hereunder, except by merger, reorganization, consolidation, or sale of all or substantially all of such party's assets. Any attempt to do so in contravention of this Section shall be void and of no force and effect.

         8.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

         8.13 Rule of Construction. Both parties acknowledge that the rule of construction that ambiguities are to be construed against the draftsman is not to apply to this Agreement.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the date first hereinabove written.

PHONE INTERACTIVE CORP.             REGISTRY MAGIC, INC.


By: /s/ Kurt Draxl                  By: /s/ Walter Nawrocki
    ----------------------              ---------------------------
Printed Name: Kurt Draxl            Printed Name: Walt Nawrocki
              ------------                        -----------------
Title: VP                           Title: President and CEO
       -------------------                 ------------------------



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                                    EXHIBIT A
                         OUTLINE OF ALLIANCE SUPPLEMENTS

1.       General
         (a)      Identification of parties and date of execution.
         (b)      Reference to Base Agreement.

2.       Summary of Purpose for Alliance Supplement
         (a)      General description of required services and products.

3.       Ownership of Work Product
         (a) Agreement regarding relative rights of each party in the \deliverables, including associated Intellectual Property Rights.
         (b)      General description of preexisting works, if any.

4. Description of Equipment, Facilities, Programming, and Other Resources to be Provided by Each Party
         (a) If appropriate, identify personnel, by name or classification, to be assigned to the work.

5.       Description of Deliverables
         (a) Include functional and technical specifications, as applicable.
         (b)      Describe form of product to be delivered.
         (c) Indicate whether documentation, such as reports, inspections, and tests, are included as deliverables.

6.       Protection of Confidential Materials
         (a) Provide for treatment of source code or development environment.

7.       Special Terms (if any)
         (a)      Sharing of development expenses
         (b)      Payment terms and revenue sharing
         (c)      Method of customer delivery and support
         (d) Roles of the parties (for customer contracting, billing and collection, focal point for sales and support)

8.       Payment Schedule, if applicable


 Date                Amount                        Deliverable/Milestones
 ----                ------                        ----------------------
                                            Statement of Work Executed
-------           -------------             Project Management Plan Completed and Delivered
-------           -------------             Specifications Accepted
-------           -------------             Prototype Delivered
-------           -------------             Testing and Debugging Completed
-------           -------------             Code Delivered
-------           -------------             Documentation Delivered
-------           -------------             Acceptance
-------           -------------




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9.       Schedule and Performance Milestones

         (a) This Schedule sets forth the target dates and performance milestones for each party's responsibilities.


            Performance Milestone                    Responsible Party                      Target Date
            ---------------------                    -----------------                      -----------
         Company and Supplier meet
         to prepare the Functional
         Specifications and test
         procedures                                  ------------------                 -----------, 19---

         Project Management Plan
         completed                                   ------------------                 -----------, 19---

         Development Work to begin                   ------------------                 -----------, 19---

         Prototype to Company                        ------------------                 -----------, 19---

         Testing and Debugging                       ------------------                 -----------, 19---

         Acceptance and Final Delivery               ------------------                 -----------, 19---

10.      Acceptance and Testing Procedures

11.      Location of Work Facilities
         (a) Where substantially all of the work will be conducted by the Phone Interactive and Registry.
         (b)      Where on-going services are to be delivered from.



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